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                                                                    EXHIBIT 10.2

                       DIRECTOR AND PRINCIPAL SHAREHOLDER
                            NON-COMPETITION AGREEMENT

     This Director and Principal Shareholder Non-Competition Agreement ("Non-Competition Agreement"), dated as of February 6, 2009, is made by and among First Company, First National Bank & Trust ("the Bank"), Glacier Bancorp, Inc. ("GBCI"), and the undersigned, each of whom is a director of First Company or the Bank ("Director") and/or a principal shareholder of First Company ("Shareholder"). This Non-Competition Agreement takes effect on the effective date of the proposed Merger (the "Effective Date") referenced below.

                                    RECITALS

A. First Company and the Bank have entered into a Plan and Agreement of Merger (the "Merger Agreement") dated as of the date hereof, with GBCI. Pursuant to the terms of the Merger Agreement, First Company will merge with and into GBCI, and the Bank will become a wholly owned subsidiary of GBCI (the "Merger").

B. Each Shareholder, together with such Shareholder's related interests, beneficially owns more than five percent (5%) of the outstanding shares of First Company and, as such, will derive significant benefit from the Merger

C. The parties to this Non-Competition Agreement believe that the future success and profitability of GBCI and the Bank following the Merger require that the Directors and Shareholders (collectively, the "Signatories") not be affiliated in any substantial way with a Competing Business (as defined herein) for a reasonable period of time after closing of the Merger and/or, in the case of a Director, termination of such Director's status as a director of the Bank.

                                    AGREEMENT

     In consideration of the parties' performance under the Merger Agreement, the Signatories agree as follows:

1. DEFINITIONS. Capitalized terms not defined in this Non-Competition Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Non-Competition Agreement:

     a. Competing Business. "Competing Business" means any financial institution or trust company (including without limitation, any start-up or other financial institution or trust company in formation) or holding company thereof that competes or will compete within the Covered Area with the Bank or any of GBCI's bank subsidiaries or affiliates.

     b. Covered Area. "Covered Area" means the geographical area within Park County, Wyoming or Big Horn County, Wyoming.

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     c.   Term. "Term" means the period of time beginning on the Effective Date and ending three (3) years after the Effective Date; provided, however, that in the case of a Director, "Term" means the later of such three (3) year period or one year following termination of such Director's service on the Board of Directors of the Bank.

2. PARTICIPATION IN COMPETING BUSINESS. Except as provided in Section 5 or 6, during the Term, no Signatory may become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including without limitation, (a) as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, or representative, or (b) during the organization and pre-opening phases in the formation of a Competing Business.

3. NO SOLICITATION. During the Term, no Signatory may, directly or indirectly, solicit or attempt to solicit (a) any employees of the Bank or any of GBCI's bank subsidiaries or affiliates to participate, as an employee or otherwise, in any manner in a Competing Business, or (b) any customers of the Bank or GBCI's subsidiaries or affiliates to transfer their business to a Competing Business. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

4. CONFIDENTIAL INFORMATION. During and after the Term, the Signatories will not disclose any confidential information of First Company, the Bank, GBCI or GBCI's subsidiaries or affiliates obtained by such person except in accordance with a judicial or other governmental order.

5. OUTSIDE COVERED AREA. Nothing in this Non-Competition Agreement prevents a Signatory from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, representative, or otherwise, with a financial institution that has no operations in the Covered Area.

6. PASSIVE INTEREST. Notwithstanding anything to the contrary contained herein, nothing in this Non-Competition Agreement will prevent a Signatory from owning 5% or less of any class of security of a Competing Business.

7. REMEDIES. Any breach of this Non-Competition Agreement by a Signatory will entitle the Bank and/or GBCI, together with their successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to.

8. GOVERNING LAW, VENUE AND ENFORCEABILITY. This Non-Competition Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Wyoming. The parties must bring any legal proceeding arising out of this Non-Competition Agreement in Yellowstone County, Montana. If any court determines that the restrictions set forth in this Non-Competition Agreement are unenforceable, then the parties request such court to


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     reform these provisions to the maximum restrictions, term, scope or geographical area that such court finds enforceable.

9. INDIVIDUAL OBLIGATIONS. The obligations of each of the Signatories under this Non-Competition Agreement are intended to be several and not joint.

10. COUNTERPARTS. The parties may execute this Non-Competition Agreement in one or more counterparts, including facsimile counterparts. All the counterparts will be construed together and will constitute one Agreement.

                      SIGNATURES APPEAR ON FOLLOWING PAGE.


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This Director and Principal Shareholder Non-Competition Agreement is executed as of February 6, 2009.

GLACIER BANCORP, INC.                   FIRST COMPANY


By                                      By
   ----------------------------------      -------------------------------------
   Michael J. Blodnick
   President & Chief Executive
   Officer


                                        FIRST NATIONAL BANK & TRUST


                                        By
                                           -------------------------------------


SHAREHOLDERS:


-------------------------------------   ----------------------------------------
Bradley D. Bonner                       Joel Revill


-------------------------------------   ----------------------------------------
Richard S. Nelson                       Victor J. Riley, Jr.


-------------------------------------   ----------------------------------------
Richard T. Nelson                       Colin M. Simpson


-------------------------------------   ----------------------------------------
Robert A. Nelson                        Julie M. Sullivan


-------------------------------------   ----------------------------------------
David R. Reetz                          Jack T. Turnell


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